Exhibit 99.1

MedAmerica Properties Inc. Appoints Joseph C. Bencivenga as President

BOCA RATON, FL, August 11, 2017/PRNewswire/ — MedAmerica Properties Inc. (OTC: MAMP) (“MedAmerica” or the “Company”) today announced that Joseph C. Bencivenga was appointed its president, effective August 8, 2017.

Prior to joining MedAmerica, Mr. Bencivenga, 58, spent more than 30 years in investment banking in New York, California, and London with Barclays Capital, Salomon Brothers, Drexel Burnham, and Lehman Brothers. He has also served as Board member for numerous companies providing strategic financial advice in businesses in real estate, music, gaming, solid waste management, and many other industries. Prior to this role, Mr. Bencivenga was a founding partner of a $5 billion hedge fund whose business included lending to and investing private equity in small to medium sized companies. During his tenure at Barclays Capital, Mr. Bencivenga served as Managing Director/Global Head of High Yield, and his team originated over 75 high yield, mezzanine and bridge loan transactions and acted as lead or joint lead on over twenty transactions.

Gary O. Marino, the Company’s chairman of the board, commented, “Joe’s extensive experience in capital formation, investment underwriting and structuring, and financial management will fill a critical leadership role for MedAmerica. He will direct our management team and facilitate the implementation of our acquisition of medical office building purchases around the United States.”

Mr. Bencivenga added, “I am excited to join the Company at this critical juncture as it embarks upon its new acquisition strategy. I look forward to my role at MedAmerica and am excited to help the company realize its vision of building a superb, high quality portfolio of income producing properties.”

About the Company

MedAmerica Properties Inc. is a Delaware corporation pursuing the acquisition and management of well-located medical office buildings with the intention of aggregating multiple properties with strong fundamentals in attractive geographic locations, particularly in the sunbelt states.

Safe Harbor Regarding Forward-Looking Statements

Although we believe that the acquisition and ownership of medical office buildings is fundamentally sound, we cannot assure you that we will be successful in this endeavor or that we can locate, finance and acquire these properties. Some of the statements that we make in this press release, including statements about our confidence in the Company's prospects and strategies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements about our current condition. Forward-looking statements can be identified by the use of terms such as "believes," "contemplates," "expects," "may," "will," "could," "should," "would," or "anticipates," other similar phrases, or the negatives of these terms. We have based the forward-looking statements on our current expectations, estimates and projections about us. We caution you that these statements are not guarantees of future performance and involve risks and uncertainties. We have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including our ability to (i) continue to successfully raise capital to fund our operations; (ii) successfully find medical office buildings to acquire; (iii) comply with SEC regulations and filing requirements applicable to us as a public company; and (iv) any of our other plans, objectives, expectations and intentions contained in this release that are not historical facts. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this release. The risks and uncertainties listed above and other documents that we file with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in the Company. We undertake no obligation to update forward-looking statements, except as required by law.

Gary O. Marino

Chairman of the Board

MedAmerica Properties Inc.

Boca Center, Tower 1

5200 Town Center Cir. Ste. 550

Boca Raton, FL 33486

Phone: (561) 617-8050

Email: gary@medamericaproperties.com